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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Registration Statement Nos. 333-74318 and 333-74322 on Form S-8 of BAM! Entertainment, Inc. and its subsidiaries of our report dated August 26, 2002 appearing in this Annual Report on Form 10-K of BAM! Entertainment, Inc. for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP

San Jose, California
September 6, 2002